UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 9, 2008
Premier Exhibitions, Inc.

(Exact name of Registrant as Specified in Charter)

Florida	000-24452	20-1424922

(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

3340 Peachtree Road, Suite 2250, Atlanta, Georgia		30326

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (404) 842-2600
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.
          On January 9, 2008, Premier Exhibitions, Inc. (the “Company”) issued a press release (i) regarding its results of operations and financial condition for its third quarter and nine months ended November 30, 2007 and (ii) updating its guidance for its fiscal year ending February 29, 2008. The Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          On January 9, 2008, the Company announced that Stephen Couture, its Vice President and Chief Financial Officer, intends to resign as an executive officer. Mr. Couture has informed the Company that he intends to assist the Company in its search for a new Chief Financial Officer and in transitioning his responsibilities. Mr. Couture intends to continue as the Company’s Chief Financial Officer and as a Director until his replacement is appointed.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 9, 2008 of Premier Exhibitions, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Exhibitions, Inc.

Date: January 9, 2008	By:	/s/ Arnie Geller

Arnie Geller
Chairman